TENTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER


     THIS TENTH AMENDMENT is made as of the 22nd day of April, 1998, by and between ACCESS SOLUTIONS INTERNATIONAL, INC., a Delaware corporation ("Parent"), PAPERCLIP SOFTWARE, INC., a Delaware corporation ("PSI"), and PAPERCLIP ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Parent ("Acquisition"). Parent and Acquisition are hereinafter sometimes referred to collectively as "Access."

                              W I T N E S S E T H:

     WHEREAS, Parent, Acquisition and PSI executed and delivered a certain Agreement and Plan of Merger dated as of November 12, 1997, as amended by a certain First Amendment to Agreement and Plan of Merger dated January 8, 1998 ("First Amendment"), Second Amendment to Agreement and Plan of Merger dated February 20, 1998, Third Amendment to Agreement and Plan of Merger dated February 27, 1998, Fourth Amendment to Agreement and Plan of Merger dated March 3, 1998, Fifth Amendment to Agreement and Plan of Merger dated March 4, 1998, Sixth Amendment to Agreement and Plan of Merger dated March 6, 1998, Seventh Amendment to Agreement and Plan of Merger dated March 10, 1998, Eighth Amendment to Agreement and Plan of Merger dated March 12, 1998, and Ninth Amendment to Agreement and Plan of Merger dated as of March 24, 1998 (as amended, the "Merger Agreement"), pursuant to which Acquisition will merge with and into PSI on the terms and conditions set forth therein; and

     WHEREAS, the parties hereto now desire to amend the Merger Agreement to reflect their agreement that the deadline for Closing be further extended and to reflect certain other agreements among the parties.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 10.1(f) of the Merger Agreement is hereby amended to read as follows: "At the election of Access or PSI, if the Closing shall not have taken place on or before the earlier of: (i) May 20, 1998, or (ii) the consummation of the financing contemplated by the Term Sheet dated as of April 14, 1998 between the Company and Malcolm G. Chace ("Financing")."

     2. The parties further agree that, effective upon the Parent's receipt of $750,000 from the Financing, Section 10.1(f) of the Merger Agreement is hereby amended to read as follows:

          "At the election of Access or PSI, if the Closing shall not have taken place on or before August 24, 1998 (or such later date as may be agreed to in writing by Access and PSI)."


     3. Notwithstanding the provisions of the Management Agreement, from the date of the Financing through termination of this Agreement or the Closing Date, no cash proceeds of the Financing may be spent by Parent or PaperClip without the consent of both Robert H. Stone, the President and CEO of Parent, and Stephen Kornfeld; provided, however, that no such approval is required for payments for payroll, payroll taxes, sales taxes and Director & Officer liability insurance for either Parent or PSI, and that best efforts will be made on payments required under forbearance agreements and other payments deemed essential for the continuing operation of the business or those necessary to preserve the corporate entity. If a dispute arises between Messrs. Stone and Kornfeld regarding the amount or timing of a specific expenditure, it will be brought to the Chairman of the Board of Parent for resolution.

     4. Section 8.11 of the Merger Agreement is hereby amended by deleting the existing Section 8.11 and by substituting the following paragraph:

          "SECTION 8.11 Financing. Parent shall have received at least two million dollars ($2,000,000), or a commitment to raise at least Two Million Dollars ($2,000,000) reasonably satisfactory to PSI (in either case before deduction of expenses or placement fees or commissions) from a private placement of Parent's securities or other source of financing; provided, however, that PSI agrees that, if at least $650,000 of the proceeds of the financing contemplated by the Term Sheet dated as of April 14, 1998 between Parent and Malcolm G. Chace is converted into equity of Parent, the amount to be raised or the commitment shall be reduced to $1,900,000.

     5. PSI agrees to use its best efforts to file as soon as practicable with the SEC all reports and filings required to be filed with the SEC pursuant to the Securities Act, the Exchange Act, and any other applicable federal securities laws, unless ASI consents otherwise from time to time.

     6. The first sentence of Section 10.2 of the Merger Agreement is hereby amended by substituting the following language for the last clause of said sentence: "and provided, further, that if this Agreement is terminated: (a) by either party pursuant to Section 10.1 of this Agreement: (i) due to failure to obtain the Access Director Approval or the Access Stockholder approval (if applicable), or (ii) due to the failure of the condition contained in Section
8.11 of this Agreement, or (b) by Parent pursuant to Section 10.1(f) of this Agreement, then in any such case, Parent will negotiate in good faith with PSI an extension of the Maturity Date (as defined in the Convertible Promissory Note dated January 29, 1997, as amended, issued by PSI), and of the date for repayment of the Management Fee, the Out-of-Pocket Expenses, and the Advances and any interest thereon(as defined in the Management Agreement between Parent and PSI dated as of April 15, 1997, as amended) to permit PSI a sufficient amount of time to secure capital necessary to continue its business and to pay amounts due to Parent in a reasonable time period."

     7. Section 3.2 of the Merger Agreement is hereby amended to read as follows:

          Effective upon the Closing Date, the Board of Directors of Parent shall be reconstituted to consist of four persons designated by PSI (who initially shall be Stephen Kornfeld, William Weiss and two persons designated by PSI prior to the Closing Date) and four persons designated by ASI (who initially shall be Thomas Gardner, Adrian Hancock, Howard Yenke and Robert Stone).

     8. The following new Section 3.3 is hereby added to the Merger Agreement

     SECTION 3.3 Parent Officers.

     Effective upon the Closing Date, Parent's Board of Directors shall elect Stephen Kornfeld as Chairman of Parent, and Robert H. Stone as President of Parent.

     9. Section 2.2(c) of the Merger Agreement is hereby amended to read as follows:

          "At the  Effective  Time,  Parent  will  offer  stock  options  to PSI
     employees   who  continue  to  be  employed  by  Parent  or  the  Surviving
     Corporation in the amounts set forth on Schedule 2.2(c) attached hereto."

     10. The third sentence of Section 2.4(e) of the Merger Agreement is hereby amended by deleting the existing sentence and substituting the following sentence therefor:

          "As soon as practicable after the Effective Time, the Parent shall cause the Exchange Agent to send a notice and a transmittal form to each holder of record of a Certificate advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Merger Consideration."

     11. Section 6.13 of the Merger Agreement is hereby amended by deleting said section and by substituting the following therefor:

          "SECTION 6.13 Intentionally omitted."

     12. Section 11.1 of the Merger Agreement is hereby amended by deleting said section and by substituting the following therefor:

          "SECTION 11.1 Intentionally omitted."

     13. In the event of a conflict between the terms of the Merger Agreement and this Tenth Amendment, the terms of this Tenth Amendment shall control.

     14. This Tenth Amendment supersedes and replaces the Second through Ninth Amendments, and all other prior agreements among the parties with respect to its subject matter.

     15. Except as modified and amended hereby, the Merger Agreement, as modified by the First Amendment and this Tenth Amendment shall remain in full force and effect and is in all other respects ratified and confirmed.

     16. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year indicated above.

                                    ACCESS SOLUTIONS INTERNATIONAL, INC.


                                    By:  /s/ Robert H. Stone
                                         ----------------------------------
                                         Robert H. Stone, President and CEO


                                    PAPERCLIP SOFTWARE, INC.



                                    By:  /s/ William Weiss
                                         ----------------------------------
                                         William Weiss, Chief Executive Officer


                                    PAPERCLIP ACQUISITION CORP.



                                    By:  /s/ Robert H. Stone
                                         ----------------------------------
                                         Robert H. Stone, President